EXHIBIT 10.3

                                    Agreement

This agreement outlines briefly the parameters of agreed upon representations, responsibilities, terms and conditions noted herein. Bentley Communications Corp. and affiliates, hereafter known as (Bentley) and the Athletic Role Model Educational Institute, hereafter known as (ARM) has agreed upon the following:

(Bentley), having expertise in technology, investments, and marketing wishes to extend its marketing into new areas of athletics and corporate promotional awareness campaigns.

(ARM), having expertise in marketing in the athletic and corporate environments wishes to lend its good offices to assist (Bentley) to penetrate the athletic and corporate communities.

THEREFORE. Have agreed that (Bentley) will provide (ARM) with materials, pamphlets, presentation items, promotional gizmos, resources, and financial support, to further foster the marketing and promotional endeavors of products and services that (Bentley) will sale and make available.

(ARM), having expansive contacts in the athletic and corporate communities, will expose, market, sell, display, and introduce, and make known to athletic and corporate contacts the products and services that (Bentley) is marketing and selling. (ARM) will be receiving $5,000 a month consideration and retainer until a major promotional campaign is consummated.

(ARM) will be submitting monthly progress reports of activities, contacts, inquiries, responses, prospects, suspects, and potential buyers.

AGREED AND ACCEPTED:

/s/ Gordon Lee, CEO                                           8/24/00
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Bentley Communications Corp                                   Date


/s/ Dick Barnett, President
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Athletic Role Mode Educational Institute